Exhibit 99.2

OZ MANAGEMENT ANNOUNCES STRATEGIC PLAN TO COMPLETE GENERATIONAL

TRANSFER AND POSITION THE FIRM FOR LONG-TERM SUCCESS

Daniel Och and Former Executive Managing Directors Agree to Reallocate Significant Equity

Creates Long-Term Alignment for Current EMDs with Shareholders and Clients

Near-Term Debt Paydown and Restructuring to Facilitate Deleveraging

Elects to Change Tax Classification from Partnership to C-Corporation

Announces 1-For-10 Reverse Stock Split for Class A Shares

NEW YORK, December 6, 2018 - Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company,” or “Oz Management” or “Oz”) announced today a comprehensive strategic plan that includes a significant equity reallocation by Chairman Daniel S. Och and former executive managing directors to current executive managing directors, facilitates deleveraging of the Company’s balance sheet, and converts the Company’s tax classification from a partnership to a corporation.

Robert Shafir, Oz Chief Executive Officer, said, “We believe the suite of strategic actions we are announcing today solidifies Oz’s future, providing long-term stability and setting the firm on a path for continued success. By materially increasing equity ownership by the current partners and taking steps to enhance our capital structure, we expect to be better positioned to serve our clients.”

Mr. Och said, “The plan announced today is a positive outcome for the firm that underscores our collective focus on aligning incentives across the organization in order to achieve outstanding results for our shareholders and global clients. I look forward to moving on based on my confidence that Oz will be in good hands with Rob and his leadership team.”

Mr. Shafir continued, “Dan and the Oz founding partners have built an enduring firm with a culture of collaboration and a deeply rooted investment process that has generated strong risk-adjusted returns for our clients over many years. We appreciate the willingness of Dan and the former executive managing directors to transfer a substantial portion of their equity to further incentivize the firm’s next generation over the long term. We have a deep, long tenured team of over 100 investment professionals, including Jimmy Levin, who leads the investment team, and a seasoned executive team that are well-positioned to continue to deliver for our clients.”

Allan Bufferd, Independent Director and member of the Board since Oz went public, said, “It is a testament to the current and former partners that Oz has been able to perform through market cycles and has put in place a plan that charts a clear path forward. I would like to sincerely thank Dan for his support of the Company, and for this plan which creates strong alignment with clients and shareholders.”

In connection with this announcement, the Company is filing a Current Report on Form 8-K which includes additional information regarding the plan (including a copy of the Letter Agreement and term sheet entered into by the parties). Capitalized or quoted terms used and not defined in this press release are defined and/or described in the Form 8-K. Additional details about the plan and its impact to shareholders and clients are also included in an investor presentation, which is available at http://shareholders.ozm.com. The Company encourages current or potential shareholders to read the Form 8-K and investor presentation prior to making any investment decisions.

Equity Reallocation

As part of the plan, Daniel Och and the other holders of Class A Units in the Company’s operating partnerships will collectively reallocate 35% of their Class A Units to current executive managing directors in the form of a new class of interests entitling holders to future profits and gains. The Class E Units related to this reallocation will fully vest over a multi-year period to ensure the stability and commitment of the Company’s key senior investment professionals and senior leadership. In addition, the holders of the Existing Preferred will forfeit 7.5 million of their Class A Units which will be reallocated. In conjunction with the foregoing, certain key executive managing directors are expected to enter into certain arrangements with the Company, which will include a reduction in current annual compensation.

Near-Term Debt Paydown and Restructuring to Facilitate Deleveraging

The following series of initiatives are expected to facilitate the deleveraging of the Company’s balance sheet:

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Distribution Holiday – Current and former executive managing directors of Oz are temporarily foregoing distributions on all their common units in the Oz Operating Group to enable the Company to pay down its debt and preferred securities and to make distributions to public shareholders. All holders of publicly traded shares are expected to receive distributions, subject to an annual minimum of 20% and an annual maximum of up to 30% of distributable earnings per year or, if the minimum would be $0.10 or less per Class A Share per year, then up to $0.10 per Class A Share per year. The Distribution Holiday will remain in place until the earlier of such time that $600 million of cash has accumulated for use as described in this paragraph and April 1, 2026.

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Tax Receivable Agreement – The Company will amend the existing Tax Receivable Agreement to provide that certain payments are no longer due to the recipients for tax years 2017 and 2018. This amendment provides the Company with cash of between $50 million and $60 million, which will be used, along with existing cash, to pay down at closing approximately $100 million of the outstanding term loan under the Company’s 2018 Credit Facility.

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Preferred Restructuring – The Existing Preferred will be restructured into $200 million of New Debt and $200 million into New Preferred with substantially the same terms as the Existing Preferred, except that the Company will have the opportunity to repay both securities at a discount which could result in combined principal savings of up to $60 million. The new securities will not accrue interest until February 2020. To the extent the New Preferred is not paid in full on or prior to March 31, 2022, then, at the option of the holders thereof, such New Preferred may be converted into New Debt.

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Cash Sweep Arrangements – Oz will institute a cash sweep arrangement during the Distribution Holiday under which substantially all “economic income” after public distributions, will be applied to repay the outstanding term loan and then to redeem the New Preferred. These cash sweep arrangements will not apply if it would result in Oz having a minimum “free cash balance” of less than $200 million, except in certain specified circumstances.

Redemptions by Mr. Och

As of September 30, 2018, Mr. Och’s balances in the Oz funds were approximately 3% of the Company’s assets under management. In connection with his transition from the Company, Mr. Och intends to redeem all of his liquid balances in the Oz funds representing approximately 66% of his total balance as of September 30, 2018 (approximately half of which will be redeemed on December 31, 2018). These liquid balances will, subject to certain exceptions, be redeemed by the end of the first quarter of 2019.

Corporate Governance Matters

The plan contemplates a number of corporate governance changes to implement Mr. Och’s transition, as more fully described in the Company’s Form 8-K. Among other things, the Class B Shareholder Committee is expected to be disbanded and the Class B Shareholders Agreement will be terminated; Mr. Och and the Conflicts Committee will have certain rights to appoint replacement directors to the Company’s Board of Directors, if applicable, prior to the 2019 annual stockholders meeting; and certain transition changes will be made to the boards of the general partners of the Oz Operating Group entities, the Partner Management Committee, the firm’s internal committees and the boards of the applicable Oz funds, in each case, on the timelines and subject to the occurrence of certain events as described in the Form 8-K. In addition, the plan provides that Mr. Och will resign as a director at the next annual meeting held at least 30 days following Mr. Och’s redemptions (subject to Mr. Och’s right to designate a director for as long as he continues to own specified amounts of preferred securities or common units).

Conversion to C-Corporation

The Company intends to change its tax classification from a partnership to a corporation effective December 31, 2018; provided that (i) there can be no assurance that such date will be achieved and (ii) the Company will make a public filing confirming the actual date of effectiveness on or before December 31, 2018. In addition, the Company expects to effect a conversion of its organizational form from a limited liability company to a corporation in 2019 in connection with the implementation of the announced plan. Oz believes that a simplified tax structure and entity conversion has multiple benefits, including a broadening of the potential shareholder base and simplifying shareholder tax reporting.

Reverse Stock Split

Following the close of trading on the New York Stock Exchange on January 3, 2019 (the “Effective Date”), it is expected that Oz will effect a 1 for 10 reverse stock split of its Class A Shares. Oz’s Class A Shares will begin trading on a reverse split-adjusted basis at the opening of trading on January 4, 2019. Upon the effectiveness of the reverse stock split, every 10 Class A Shares issued and outstanding on the Effective Date will be consolidated into one issued and outstanding Class A Share, except to the extent that the reverse stock split results in any of the Company’s shareholders owning a fractional share, in which case such shares will be rounded up or down in accordance with the Company’s Second Amended and Restated Limited Liability Company Agreement.

The Class A Shares will continue trading on a split-adjusted basis under the existing trading symbol “OZM” but, from the opening of the markets on January 4, 2019 they are expected to trade under a new CUSIP number. Based on the number of Class A Shares currently outstanding on December 4, 2018, the reverse stock split will reduce the number of Class A Shares from approximately 192 million pre-reverse split Class A Shares to approximately 19.2 million post-reverse split Class A Shares. The Class B shares will be subject to a similar reverse stock split.

All outstanding Class A restricted stock units outstanding under the Company’s equity-based compensation plans, as well as any common units or PSIs in the Oz Operating Group that are outstanding immediately prior to the reverse stock split will also be adjusted by the same 1 for 10 ratio.

The Company has retained its transfer agent, American Stock Transfer & Trust Company LLC (“AST”), to act as its exchange agent for the reverse stock split. AST will send shareholders of record holding physical share certificates as of the Effective Date a letter of transmittal providing instructions for the exchange of their share certificates. Shareholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split. Please contact American Stock Transfer and Trust Company for further information at (800) 937-5449 or (718) 921-8317.

Timing and Conditions to Effectiveness

The Company expects the strategic actions described in this press release to be completed on or before January 15, 2019.

The restructuring contemplated by the plan described above (other than the reverse share split) are, unless otherwise mutually agreed by the Company and Mr. Och, subject to and conditioned upon, among other things, (i) approval by the holders of a majority of the minority of the holders of Class A Units (which for the avoidance of doubt does not include Mr. Och or any holders of Class A Units that will receive Class E Units); (ii) with respect to the amendment to the TRA described above, approval by the requisite beneficiaries under the TRA; (iii) approval of the senior lenders of the Company and its subsidiaries; (iv) the absence of a material adverse effect on the Company; (v) the execution of definitive release agreements by the applicable releasing parties; (vi) the receipt by Oz Management of a customary solvency opinion; (vii) the Company and its subsidiaries and certain current EMDs entering into binding Management Arrangements regarding commitments, compensation and restrictive covenants that are no less favorable than those set forth in the plan; and (viii) entry into of definitive documentation implementing the recapitalization and related transactions.

Conflicts Committee and Board Approval

The Conflicts Committee of the Company’s Board unanimously approved the plan and unanimously recommended that the Board approve the plan. The Board, acting on the unanimous recommendation of the Conflicts Committee, approved the terms of the plan.

Advisors

Barclays Capital Inc. is acting as lead financial advisor, J.P. Morgan Securities LLC is also acting as financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP is providing legal counsel, to Oz Management. Houlihan Lokey Capital, Inc. is acting as financial advisor, and Richards, Layton & Finger is providing legal counsel, to the Conflicts Committee of the Company’s Board of Directors. Perella Weinberg Partners LP is acting as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP is providing legal counsel to Mr. Och.

Forward-Looking Statements

The information contained in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that reflect the Company’s current views with respect to, among other things, the recapitalization and other transactions described herein, including the timing for completing the recapitalization and other transactions described herein; their effect on the Company, including on the Company’s cash flows, balance sheet and earnings; the Company’s ability to create value; the Company’s growth prospects; the anticipated benefits of changing the Company’s tax classification from a partnership to a corporation; and future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved.

The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the Foreign Corrupt Practices Act settlements with the SEC and the U.S. Department of Justice; the Company’s ability to implement the Conversion and the recapitalization and the other transactions described in this press release, including obtaining all applicable consents and approvals, satisfying all conditions to effectiveness on a timely basis or at all and reaching agreement on the further agreements relating to the implementation of all such transactions, and whether the Company realizes all or any of the anticipated benefits from the Conversion and the recapitalization; whether the Conversion and the recapitalization result in any increased or unforeseen costs or have an impact on the Company’s ability to retain or compete for professional talent or investor capital; conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, dated February 23, 2018, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The Company does not undertake to update any forward-looking statement, because of new information, future developments or otherwise.

This press release does not constitute an offer of any Oz Management fund.

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About Oz Management

Oz Management is one of the largest institutional alternative asset managers in the world, with offices in New York, London, Hong Kong, Mumbai, Beijing, and Shanghai. Oz provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Oz seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Oz’s funds invest across multiple strategies and geographies, consistent with the investment objectives for each fund. The global investment strategies Oz employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments, real estate and structured credit. As of December 1, 2018, Oz had approximately $32.3 billion in assets under management. For more information, please visit Oz’s website (www.ozm.com).

Investor Relations Contact	Media Relations Contacts

Adam Willkomm	Jonathan Gasthalter
Head of Business Development and Shareholder Services	Gasthalter & Co. LP
+1-212-719-7381	+1-212-257-4170
investorrelations@ozm.com	jg@gasthalter.com